                                                                   EXHIBIT 10(J)

                               SEVERANCE AGREEMENT
                                     BETWEEN
                           PEOPLES ENERGY CORPORATION
                                       AND
                                 DONALD M. FIELD

      THIS AGREEMENT, dated and effective as of August 20, 2004 by and between Peoples Energy Corporation, an Illinois corporation and Donald M. Field (the "Executive").

                                   WITNESSETH

      WHEREAS, Executive has resigned his positions as President of The Peoples Gas Light and Coke Company and President of North Shore Gas Company, and except for his position as a member of the Management Committee of Trigen-Peoples District Energy Company, as a director or manager of each Affiliate as of July 8, 2004; and

      WHEREAS, the Company and Executive desire to set forth the terms and conditions of Executive's severance of employment with the Company.

      NOW THEREFORE, it is hereby agreed by and between the parties as follows:

      1. Definitions.

      "Affiliate" shall mean any subsidiaries of PEC and other entities controlled by such subsidiaries.

      "Agreement" shall mean this Severance Agreement.

      "Company" shall mean Peoples Energy Corporation and include any Affiliate and successor or successors to Peoples Energy Corporation.

      "Effective Date" shall mean the date first written above.

      "Long-Term Plan" shall mean the Long-Term Plan, a sub plan of the PEC 2004 Incentive Compensation Plan.

      "PEC" shall mean Peoples Energy Corporation, an Illinois corporation.

      "PEC Retirement Plan" shall mean the Peoples Energy Corporation Retirement Plan as in effect on the Effective Date.

      "PEC STIC" shall mean the Peoples Energy Corporation Short-Term Incentive Compensation Plan as in effect immediately prior to February 27, 2004.

      "PEC 2004 Incentive Compensation Plan" shall mean the Peoples Energy Corporation 2004 Incentive Compensation Plan, adopted February 27, 2004.

      "Short-Term Plan" shall mean the Short-Term Plan, a sub plan of the PEC 2004 Incentive Compensation Plan.

      "Resignation of Employment Date" shall mean September 30, 2004.

      "Short-Term Plan Year" shall mean the Plan Year as defined under the Short-Term Plan.

      "STIC Plan Year" shall mean the Plan Year as defined under the PEC STIC.

      2. Employment.

            a. Executive has resigned his positions as President of The Peoples Gas Light and Coke Company, and President of North Shore Gas Company, and except for his position as a member of the Management Committee of Trigen-Peoples District Energy Company, as a director and manager of each Affiliate, effective as of July 8, 2004.

            b. Executive shall continue employment with PEC as an elected officer with the title Executive Vice President until the Resignation of Employment Date.

            c. Executive shall continue to be paid his monthly base salary in effect as of the Effective Date until the Resignation of Employment Date.

            d. Executive shall continue to receive, during his employment, the same perquisites that were available to Executive as an elected officer during the fiscal year ended September 30, 2004 until the Resignation of Employment Date. Notwithstanding the preceding sentence, Executive shall not receive any award under the Short-Term Plan for the 2005 Short-Term Plan Year or any awards under the Long-Term Plan subsequent to the Effective Date.

            e. Executive shall receive an award under the PEC STIC for the 2004 STIC Plan Year determined as if he were the President of The Peoples Gas Light and Coke Company and North Shore Gas Company and Executive Vice President of Peoples Energy Corporation for the entire 2004 STIC Plan Year.

      3. Resignation and Retirement.

      Executive shall resign his position as Executive Vice President of PEC as of the close of business September 30, 2004 and retire under the PEC Retirement Plan commencing on October 1, 2004.

      4. Severance Benefit.

            a. The Company shall pay to the Executive (or if the Executive has died before receiving all payments to which he has become entitled hereunder, to the beneficiary or the estate of the Executive as described in paragraph 11) severance pay in a lump sum cash amount on October 1, 2004 equal to Seven Hundred Forty Seven Thousand Six Hundred Five Dollars ($747,605).

      5. Tax Withholding.

      The Company may withhold from any payments made under this Agreement all federal, state or other taxes, including excise taxes as shall be required pursuant to any law or governmental regulation or ruling.

      6. Waiver and Releases.

      In consideration of the covenants under this Agreement, including, but not limited to, paragraphs 4 and 7, and as a condition precedent to receiving any payments under this Agreement, the Executive agrees to execute effective on or before the Resignation of Employment Date, a Release of Claims Agreement and a Confidentiality and Non-Solicitation Agreement substantially in the forms of Exhibits A and B, respectively, attached hereto and by this reference made a part hereof.

      7. Outplacement Services.

      During the period commencing on the Effective Date and ending twelve (12) months thereafter, the Executive may request PEC to provide him with outplacement services. At its election, PEC shall either (i) reimburse the Executive for the cost of outplacement services actually incurred by the Executive, up to a maximum amount of Twenty Thousand Dollars ($20,000), or arrange for outplacement services of an approximate value of Twenty Thousand Dollars ($20,000) to be provided to the Executive.

      8. Entire Understanding.

      a. This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter hereof and supersedes any prior employment or severance agreement between the Company and the Executive, including, without limitation, the severance agreement between the Company and the Executive effective as of November 1, 1998. This Agreement shall not operate to terminate, cancel or revoke any other benefit or compensation due to the Executive unless such benefit or compensation is expressly waived within this Agreement.

      b. Executive's rights to other Company benefits shall be determined in accordance with the terms of the applicable plans (the Retirement Plan, the Employee Capital Accumulation Plan, the Deferred Compensation Plan, the Long-Term Incentive Plan , the Short-Term Incentive Plan, the Sickness Benefit Plan, the Long Term Disability Benefit Plan, the Paid Time Off Plan, the Employee Stock Ownership Plan, and the Employee Stock Purchase Plan). Executive shall have no rights in excess of those expressly provided to him under the plan documents themselves, if any, as a retiree.

      9. Severability.

      If, for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law continue in full force and effect.

      10. Binding Agreement.

      This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors and assigns.

      11. No attachment.

      Except as required by law and as expressly provided in this paragraph 11, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect. Notwithstanding the preceding sentence, the Executive may, by giving notice to the Company during the Executive's lifetime, designate a beneficiary or beneficiaries to whom the severance benefits described in Paragraph 4 shall be transferred in the event of the Executive's death. Any such designation may be revoked or changed by the Executive at any time and from time to time by similar notice. If there is no such designated beneficiary living upon the death of the Executive or if all such designated beneficiaries die prior to the receipt by the Executive of the referenced severance benefits, such severance benefits shall be transferred to the Executive's surviving spouse or, if none, then such severance benefits will be transferred to the estate or personal representative of the Executive. If the Company, after reasonable inquiry, is unable to determine within twelve months after the Executive's death whether any designated beneficiary of the Executive did in fact survive the Executive, such beneficiary shall be conclusively presumed to have died prior to the Executive's death.

      12. Modification and Waiver.

      This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

      13. Headings of No Effect.

      The paragraph headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.

      14. Governing Law.

      This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Illinois without giving effect to the choice of law provisions in effect in such State.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, and the Executive has signed this Agreement, all effective as of the Effective Date.

                           PEOPLES ENERGY CORPORATION

                           By: /s/  Thomas M. Patrick
                               ----------------------------
                               Thomas M. Patrick
                               Chairman, President and CEO

                           By: /s/  Donald M. Field
                               ----------------------------

                                    EXHIBIT A

                                RELEASE OF CLAIMS
                                       AND
                               COVENANT NOT TO SUE

            THIS RELEASE OF CLAIMS AND COVENANT NOT TO SUE (the "Release") is executed and delivered by __________________________ (the "Executive"), to Peoples Energy Corporation, its subsidiaries, and affiliates (collectively referred to as the "Company").

            In consideration of the agreement by the Company to provide the Executive with the payments and benefits under the Severance Agreement between the Executive and the Company dated as of August ____, 2004 (the "Severance Agreement"), the Executive hereby agrees as follows:

            1. Release and Covenant.

            The Executive, of his own free volition, forever waives and releases any and all claims the Executive, his dependents, relatives, heirs, executors, administrators, successors and assigns has or may have against the Company, its directors, officers, employees, agents, stockholders, successors and assigns (both individually and in their official capacities with the Company) of any kind or nature whatsoever arising from facts, assertions, circumstances, omissions or matters occurring on or before the date hereof, including all claims arising from or relating in any way to the Executive's employment with the Company or the conclusion of employment (whether such claims are presently known or hereafter discovered). This release includes, but is not limited to, a release of any claims in tort or contract, including claims for wrongful discharge, breach of any employment contract or any other agreement, contract, practice or policy. In addition to any other claims, the Executive specifically waives, releases, and covenants not to sue or to file any charges or administrative actions with respect to any and all claims against the Company under the Americans With Disabilities Act, the Age Discrimination in Employment Act, Title VII (or any other title) of the Civil Rights Act of 1964 (including all claims of sex, race, national origin, and religious discrimination), Section 1981 of the Civil Rights Act, the Federal Equal Pay Act, the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, the Cook County Human Rights Ordinance, the City of Chicago Human Rights Ordinance, the Employee Retirement Income Security Act, the Family Medical and Leave Act, or any other federal, state or local statute, law, regulation, ordinance, or doctrine of common law or public policy, contract or tort law having any bearing whatsoever on the terms and conditions of employment or termination of employment. This Release shall not, however, constitute a waiver of any of the Employee's rights under the Severance Agreement. The Executive acknowledges that, in his decision to enter into this Release, he has not relied on any representations, promises or agreements of any kind, including oral statements by representatives of the Company, except as set forth in this Release.

            2. Due Care.

            This Release contains a release of all claims under the Age Discrimination in Employment Act ("ADEA") and, therefore, pursuant to the requirements of the ADEA, the Employee acknowledges that he has been advised (i) that this release includes, but is not limited to, all claims under the ADEA arising up to and including the date of execution of this release; (ii) to consult with an attorney and or other advisor of his choosing concerning his rights and obligations under this release; (iii) to fully consider this release before executing it, and that he has been offered ample time and opportunity, in excess of 21 days, to do so; and (iv) that this release shall become effective and enforceable 7 days following execution of this Release by the Executive, during which 7-day period the Executive may revoke his acceptance of this Release by delivering written notice to:
Secretary, Peoples Energy Corporation, 130 East Randolph Drive, Chicago, Illinois 60601.

            3. No Assignment of Claims.

            The Executive represents and warrants that there has been no assignment or other transfer of any interest in any claim which the Executive may have against the Company. The Executive agrees to indemnify and hold the Company harmless from any liability, claims, demands, damages, cost, expenses and attorney's fees incurred as a result of any person asserting such assignment or transfer of any rights or claims under any such assignment or transfer. It is the intention of the Executive and the Company that this indemnity does not require payment as a condition precedent to recovery by the Company from the Executive under this indemnity.

            4. Modification and Waiver.

            This Release may not be modified or amended except by an instrument in writing signed by the Executive and the Company. No term or condition of this Release shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Release except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

            5. Governing Law.

            To the extent not governed by federal law, this Release and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Illinois without giving effect to the choice of law provisions in effect in such State.

            IN WITNESS WHEREOF, the Executive has executed this Release and delivered it to the Company on ________________________________

                                        By: ___________________________________
                                            ___________________________________

                                    EXHIBIT B

                 CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT
                                     BETWEEN
                           PEOPLES ENERGY CORPORATION
                                       AND

            THIS CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT (the "Agreement"), dated ______________________ (the "Effective Date"), by and between Peoples Energy Corporation, including any of its subsidiaries, affiliates and related entities (the "Company") and _______________________________________ (the "Executive").

                                   WITNESSETH

            WHEREAS, the Executive is an employee of the Company;

            WHEREAS, the Company and the Executive have entered into a severance agreement dated August ____, 2004 (the "Severance Agreement") under which the Company has covenanted to provide the Executive with certain payments and benefits in connection with the termination of Executive's employment with the Company; and

            WHEREAS, in consideration of the Company's covenants under the Severance Agreement, and as a condition precedent to the Executive receiving any payments or benefits under the Severance Agreement, the Executive has agreed to execute a confidentiality agreement.

            NOW, THEREFORE, as a condition precedent, and in consideration of the covenants by the Company to provide the Executive with the payments and benefits under the Severance Agreement, the Executive hereby agrees as follows:

            1. Confidential Information; Acknowledgement of Legitimate Business Interest of the Company.

            The Executive expressly recognizes and acknowledges that during his employment with the Company, he became entrusted with, had access to, or gained possession of confidential and proprietary information, data, documents, records, materials, and other trade secrets and/or other proprietary business information of the Company that is not readily available to competitors, outside third parties and/or the public, including without limitation, information about
(i) current or prospective customers and/or suppliers, (ii) employees, research, goodwill, production, and prices, (iii) business methods, processes, practices or procedures; (iv) computer software and technology development, (v) the Company's hydrocarbon interests and prospects, and (vi) business strategy, including acquisition, merger and/or divestiture strategies, (collectively or with respect to any of the foregoing, the "Confidential Information"). Executive further recognizes and acknowledges that the Confidential Information is the sole and exclusive property of the Company and that the Company has a legitimate interest in protecting its Confidential Information.

            2. Non-Disclosure of Confidential Information.

            Executive agrees that for a period commencing as of the Effective Date and ending October 1, 2005, he shall keep and retain in confidence all Confidential Information and will not, without the consent of the Company, disclose or divulge any Confidential Information obtained during his employment with the Company to any third party, unless either the Company has either itself released the Confidential Information into the public domain or the Confidential Information has clearly become publicly available by means other than the Company or the Executive. No individual piece of Confidential Information shall be deemed to have become publicly available merely because other pieces of Confidential Information shall have become publicly available, and no individual piece of Confidential Information shall be deemed to have become publicly available unless all of its substantive provisions shall have become publicly available. This paragraph 2 shall not prevent Executive from using general skills and experience developed in positions with the Company or other employers, or from accepting a position of employment with another company, firm, or other organization, provided that such position does not require divulgence or use of the Confidential Information.

            3. Cooperation with the Company.

            If the Executive receives a subpoena or other judicial or administrative process demanding that he disclose Confidential Information ("Subpoena"), the Executive agrees that he will promptly notify the Company and cooperate fully with the Company if the Company elects to challenge or otherwise resist disclosure of the Confidential Information sought by the Subpoena. Any such challenge or resistance by the Company shall be at the Company's own expense. Should the Executive promptly notify the Company of the receipt of a Subpoena and the Company declines or fails to challenge or resist the Subpoena, or if after intervention by the Company in the judicial or administrative process, the Company is unsuccessful in quashing or opposing the disclosure, the Executive may produce the Confidential Information or respond to the Subpoena as he deems appropriate.

            4. Return of Property.

            The Executive understands and agrees that all business information, files, research, records, memoranda, books, lists and other documents and tangible materials, including computer disks, and other hardware and software that he receives during employment, whether confidential or not, are the property of Employer and that, on or before September 30, 2004, he will deliver to Employer all such materials, including copies thereof, in his possession or under his control.

            5. Non-Solicitation.

            Executive covenants and agrees that for a period commencing as of the Effective Date and ending October 1, 2005 Executive shall not, directly or indirectly, solicit, induce, influence, or attempt to induce any employee of the Company to terminate his employment with, or compete against the Company or any present or future affiliates of the Company. In particular, and without limiting the foregoing, the Executive agrees during the period commencing as of the Effective Date and ending October 1, 2005, the Executive shall not directly or indirectly attempt to hire any other employee of the Company or otherwise encourage any other employee to leave the employ of the Company, or (ii) advise or recommend to any other person that they employ or solicit for employment, any employee of the Company.

            6. Equitable Relief.

            The Executive acknowledges that the Confidential Information to be disclosed to the Executive during his employment is of a special and unique character, and that the breach of any provision of this Agreement, including without limitation, its non-solicitation provision, will cause the Company irreparable injury and damage. Accordingly, the Company shall be entitled, in addition to all other remedies available to it, to injunctive and equitable relief to prevent a breach of any part of this Agreement or to enforce any part of this Agreement.

            7. Assignment.

            This Agreement is not assignable, in whole or in part, and shall not be assigned, by the Executive; and any purported assignment by the Executive shall be considered null and void. This Agreement is assignable and may be so assigned by Employer; and this Agreement shall inure to the Benefit of, and shall be binding upon, any and all successors and assigns of Employer.

            8. Entire Understanding.

            This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter hereof.

            9. Severability.

            If, for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law continue in full force and effect.

            10. Consolidation, Merger, or Sale of Assets.

            If the Company consolidates or merges into or with, or transfers all or substantially all of its assets to, another corporation, the term "the Company" as used herein shall include such other corporation and this Agreement shall continue in full force and effect.

            11. Notices.

            All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, first class with return receipt as follows:

                  a. to the Company:

                     Peoples Energy Corporation
                     130 East Randolph Drive
                     Chicago, Illinois  60601
                     Attention:  Secretary

                  b. to the Executive:

                     the Executive's most recent home address on file with the Company or to such other address as either party shall have previously specified in writing to the other.

            14. Binding Agreement.

            This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors and assigns.

            15. Modification and Waiver.

            This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

            16. Headings of No Effect.

            The paragraph headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.

            17. Governing Law.

            This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Illinois without giving effect to the choice of law provisions in effect in such State.

            IN WITNESS WHEREOF, Peoples Energy Corporation, on behalf of itself and its subsidiaries, affiliates and related entities, has caused this Agreement to be executed, and the Executive has executed this Agreement, as of the Effective Date.

PEOPLES ENERGY CORPORATION

By: ________________________________    By: ___________________________________

   THOMAS M. PATRICK
   Chairman, President & CEO